Exhibit 32.2

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Elite Pharmaceuticals, Inc. (the "Company") on Form 10-K for the year ended March 31, 2008 filed with the Securities and Exchange Commission (the "Report"), I, Mark I, Gittelman, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S. C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Date: June 27, 2008   /s/ Mark I. Gittelman
                      ------------------------------------
                              Mark I. Gittelman
                              Chief Financial Officer of
                              Elite Pharmaceuticals, Inc.

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Elite Pharmaceuticals, Inc. and will be retained by Elite Pharmaceuticals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.